SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 11, 1998


                       TOTAL-TEL USA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                        0-2180          22-1656895
                       (Commission      (I.R.S. Employer
                       File Number)     Identification Number)


                             Overlook at Great Notch
                                 150 Clove Road
                                     Box 449
                         Little Falls, New Jersey 07054
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (973) 812-1100


                                      None
          (Former name or former address, if changed since last report)



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Item 5.  Other Events
         -------------

      On December 11, 1998, Total-Tel USA Communications, Inc. announced that it reached a settlement of its outstanding litigation with Gold & Appel, SA, Revision, LLC, and Walt Anderson. The terms of the settlement are summarized in a press release released on December 11, 1998, and attached as an Exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

      (a)   Financial statements of businesses acquired

            Not applicable

      (b)   Pro forma financial information

            Not applicable

      (c)   Exhibits

            20(a). Press Release dated December 11, 1998.


                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       TOTAL-TEL USA COMMUNICATIONS, INC.


Dated:  December 11, 1998           By:  /s/ Warren H. Feldman
                                         ----------------------------------
                                         Warren H. Feldman, President



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                                  EXHIBIT INDEX
                                  -------------

Exhibit     Description                                     Page No.
-------     -----------                                     --------

20(a)       Press Release dated December 11, 1998.              4



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                                  EXHIBIT 20(a)
                                  -------------

CONFIDENTIAL

Contact:
Gene Davis
Chief Operating Officer
800-864-4000

                   SETTLEMENT OF PROXY CONTEST AND LITIGATION
                       TOTAL-TEL USA COMMUNICATIONS, INC.
                   ------------------------------------------

      Little Falls, New Jersey, December 11, 1998, -- Total-Tel USA Communications, Inc. announced today that it has entered into a settlement agreement with Walt Anderson and Revision LLC with respect to the outstanding proxy contest and litigation between them. The Settlement Agreement, which includes rescission of Total-Tel's "poison pill" Rights Agreement, was approved by Total-Tel's Board of Directors.

      In addition, Mr. Anderson and Revision LLC have entered into a Stock Purchase Agreement with Warren Feldman and Solomon Feldman, pursuant to which Revision has agreed to acquire from them and certain family members between 1.1 million and 1.2 million Total-Tel common shares at a price of $24 per share.

      Consummation of the Settlement Agreement and Stock Purchase Agreement is subject to certain conditions, including compliance with the Hart-Scott-Rodino Act and court approval.

      The Stock Purchase Agreement also provides that upon the consummation of the stock purchase, the parties will use their best efforts to reconstitute the board as a six member Board consisting of Warren Feldman and two independent directors of the Board designated by Mr. Feldman, Walt Anderson and two designees of Mr. Anderson. The Company has agreed to postpone the date of the Annual Meeting of Shareholders from December 10, 1998 to a date no later than February 28, 1999. The Stock Purchase Agreement further provides that for a period of two years, commencing one year after the date of the agreement, Warren Feldman and Solomon Feldman will vote their shares in favor or the election to the Board of Directors of Walt Anderson and his designees (regardless of the number of such nominees), and that Walt Anderson and Revision will vote their shares in favor of the election to the Board of Directors of two designees of Warren Feldman (one of whom may be Warren Feldman).

      Pursuant to the Settlement Agreement, Walt Anderson and Revision have agreed that for a period of one year, they will not purchase Total-Tel common shares at a price less than $24 per share.

      The settlement also provides that Warren Feldman will continue as Chief Executive Officer and Chairman of the Board.

      Total-Tel's Board believes that ready access to capital is increasingly important to companies in the telecommunications business, including Total-Tel. The Settlement Agreement provides that during the period in which Walt Anderson serves as a Total-Tel director, he and Revision will use their commercially reasonable efforts to assist the Company in obtaining any financing needed by it to the extent the Company requests such assistance.

      Warren Feldman, Chief Executive Officer stated "We are pleased to have negotiated a fair and final resolution of the Company's differences with its largest shareholder. We believe that the settlement agreements bring additional telecommunications experience to the Company, enhances the Company's access to financing and promotes management continuity. In addition, the settlement will eliminate all management distractions and the expenses of continuing litigation, thereby allowing us to concentrate on our primary responsibility of building a successful company and enhancing shareholder value. Walt Anderson and Revision have chosen to become partners to pursue a constructive business plan, which should benefit all shareholders. I look forward to leveraging the industry insights and financial resources of our new partner to effectively compete in a dynamic and rapidly growing industry."

      About Total-Tel
      ---------------

      About Total-Tel - Headquartered in Little Falls, NJ, Total-Tel USA Communications, Inc. provides voice, data and Internet solutions to both the commercial and wholesale carrier markets. Considered to be among the nation's top 15 long distance companies, Total-Tel offers domestic and international switched and dedicated communications solutions, providing businesses with a range of competitively priced state-of-the-art technologies and quality customer care.

      For more information, E-mail Gail Corrigan at gcorrigan@totaltel.com or press@totaltel.com